Exhibit 32.01

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Senior Vice President, Chief Financial Officer of Wabash National Corporation (the "Company"), each hereby certifies that, to his knowledge, on March 26, 2010:

(a)
the Form 10K Annual Report of the Company for the year ended December 31, 2009 filed on March 26, 2010, with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard J. Giromini
Richard J. Giromini
President and Chief Executive Officer
March 26, 2010

/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer
March 26, 2010